EXHIBIT 10.15

                    MOSINEE PAPER CORPORATION
              1988 STOCK APPRECIATION RIGHTS PLAN



     1.   PURPOSE.

          The purpose of the Mosinee Paper Corporation 1988 Stock Appreciation Rights Plan (the "Plan") is to attract and retain outstanding individuals as officers and key employees of Mosinee Paper Corporation (the "Corporation") and its subsidiaries, and to furnish incentives to such individuals through rewards based upon the performance of the common stock of the Corporation. To this end, the Committee hereinafter designated may grant stock appreciation rights to officers and other key employees of the Corporation and its subsidiaries, on the terms and subject to the conditions set forth in this Plan.

     2.   PARTICIPANTS.

          Participants in the Plan shall consist of such officers and other key employees of the Corporation and its subsidiaries as the Committee in its sole discretion may select from time to time to receive stock appreciation rights.

     3.   ADMINISTRATION OF THE PLAN.

          The Plan shall be administered by a Committee (the "Committee") of at least three members appointed by the Board of Directors of the Corporation from among its members. No person shall be appointed a member of the Committee if, during the one year prior to the date on which such person's service as a member of the Committee is to commence, such person was granted or awarded equity securities of the Corporation (within the meaning of Securities and Exchange Commission Rule 16a-1(d)) under the Plan or any other plan of the Corporation or any subsidiary of the Corporation. Subject to the provisions of the Plan, the Committee shall have authority (i) to determine which employees of the Corporation and its subsidiaries shall be eligible for participation in the Plan; (ii) to select employees to receive grants under the Plan; (iii) to determine the number of stock appreciation rights subject to the grant, the time and conditions of exercise or vesting, the fair market value of the common stock of the Corporation for purposes of the Plan, and all other terms and conditions of any grant; and (iv) to prescribe the form of agreement, certificate or other instrument evidencing the grant. The Committee shall also have authority to interpret the Plan and to establish, amend and rescind rules and regulations for the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons, provided, however, that the Committee shall not exercise such authority in a manner adversely and significantly affecting rights previously granted unless the action taken is required to comply with any applicable law or regulation.

     4.   EFFECTIVE DATE AND TERM OF PLAN.

          The Plan shall become effective on June 16, 1988, the date of its approval by the Board of Directors of the Corporation. The Plan shall terminate ten years after it becomes effective, unless terminated sooner by action of the Board of Directors. No further grants may be made under the Plan after its termination, but the termination of the Plan shall not affect the rights of any participant under, or the authority of the Committee with respect to, any grants made prior to termination.

     5.   SHARES SUBJECT TO THE PLAN.

          Subject to adjustment as provided in paragraph 7 hereof, the aggregate number of shares of common stock of the Corporation with respect to which stock appreciation rights may be granted under the Plan shall not exceed 350,000. Whenever a stock appreciation right granted under the Plan can no longer under any circumstances be exercised, the shares, if any, then remaining subject to such stock appreciation right shall thereupon be released from such stock appreciation right and shall thereafter be available for additional grants of stock appreciation rights under the Plan.

     6.   STOCK APPRECIATION RIGHTS.

          (a) Grants. Stock appreciation rights entitling the grantee to receive cash equal to the sum of (i) the appreciation in value of and (ii) the value of the reinvested cash dividends which would have been paid with respect to a stated number of shares of common stock of the Corporation between the date of grant and the date of exercise (the "hypothetical reinvested cash dividends") may be granted from time to time to such officers and other key employees of the Corporation and its subsidiaries as may be selected by the Committee.

          (b) Terms of Grant. Stock appreciation rights shall be exercisable in whole or in such installments and at such times as may be determined by the Committee, provided that no stock appreciation right shall be exercisable more than twenty years after the date of grant. The Committee may at the time of grant or at any time thereafter impose such additional terms and conditions on the exercise of stock appreciation rights as it deems necessary or desirable for compliance with Section 16(a) or 16(b) of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

          (c) Termination of Employment or Death. If a grantee ceases to be employed by the Corporation and any of its subsidiaries for any reason other than death, any stock appreciation right held by such grantee may be exercised for a period ending on the earlier of the 90th day following the date of such cessation of employment or the date of expiration of such stock appreciation right, but only with respect to that number of shares of common stock for which such right was exercisable immediately prior to the date of cessation of employment.

          If a grantee ceases to be employed by the Corporation or any of its subsidiaries by reason of death, or dies within 90 days after termination of his employment by the Corporation or any of its subsidiaries, any stock appreciation right held by such grantee may be exercised, with respect to all or any part of the common stock of the Corporation with respect to which such stock appreciation right was exercisable by the grantee immediately prior to his death, for a period ending on the earlier of the first anniversary of the date of such grantee's death or the date of expiration of such stock appreciation right.

          (d) Payment on Exercise. Upon exercise of a stock appreciation right the grantee shall be paid within five business days an amount in cash equal to the sum of (i) the amount by which the fair market value of one share of the Corporation's common stock on the date of exercise exceeds the date of grant value thereof multiplied by the number of shares in respect of which the stock appreciation right is being exercised and (ii) the value of the hypothetical reinvested cash dividends associated therewith. The value of the hypothetical reinvested cash dividends associated with a share in respect of which the stock appreciation right is being exercised (the "exercised share") shall be equal to the fair market value on the date of exercise of the number of additional shares (or fraction thereof) of the Company's common stock the grantee would have owned if it is assumed (1) that cash dividends which would have been paid with respect to the exercised share if the exercised share had been outstanding from the time of grant had been paid in cash to the grantee and then immediately reinvested by the grantee in the Company's common stock at the fair market value thereof on the applicable dividend payment date, and (2) that, once assumed issued, hypothetical shares resulting from assumed dividend reinvestment themselves paid cash dividends (at the same time and in the same amount as shares of the Corporation's outstanding common stock) which were reinvested in a similar manner.

          For purposes of this paragraph, the fair market value of a share of common stock of the Corporation means:

               (A) The mean between the high and low prices at which the common stock of the Corporation was traded if the common stock of the Corporation was then listed for trading on a national or regional securities exchange; or

               (B) The mean between the published high and low prices of the common stock of the Corporation if the common stock of the Corporation was then traded on a bona fide over-the-counter market; or

               (C) If the common stock of the Corporation was not traded on an exchange or on a bona fide over-the-counter market, a value determined by an appraiser selected by the Committee.

In the event that the date of the exercise of a stock appreciation right is a date on which there is no trading of the common stock of the Corporation on a national or regional securities exchange or is a date for which there is no published bid and asked prices if the stock is traded on the over-the-counter market, such fair market value shall be determined by referring to the next preceding business day on which trading occurs or on which published prices are available.

          (e) Additional Terms and Conditions. The agreement or instrument evidencing the grant of stock appreciation rights may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

     7.   ADJUSTMENTS FOR CHANGES IN CAPITALIZATION, ETC.

          Stock appreciation rights shall be subject to adjustment by the Committee in its sole discretion as to the number, kind and date of grant value of shares or other consideration subject to such grants in the event of changes in the outstanding common stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in corporate structure or capitalization occurring after the date of the grant of any stock appreciation right, provided that if the Corporation shall change its common stock into a greater or lesser number of shares through a stock dividend, stock split-up, or combination of shares, outstanding rights shall be adjusted proportionately, consistent with existing law and regulation, to prevent inequitable results.

     8.   EFFECT OF LIQUIDATION, MERGER, CONSOLIDATION OR OTHER
EVENTS.

          Nothing contained in the Plan or in any stock appreciation right granted under the Plan shall in any way prohibit the Corporation from merging with or consolidating into another corporation, or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence; and in any such event, all outstanding stock appreciation rights granted under the Plan shall be deemed to have been exercised at the time of any such merger, consolidation, sale or transfer of assets, liquidation, or dissolution, except to the extent that any agreement or undertaking of any party to such merger, consolidation, or sale or transfer of assets, or any plan pursuant to which such liquidation or dissolution is effected, shall make specific provision to continue such stock appreciation rights and the rights of such person or persons entitled to exercise such stock appreciation rights.

     9.   AMENDMENT AND TERMINATION OF PLAN.

          The Plan may be amended or terminated by the Board of Directors of the Corporation in any respect, provided, however, that the Board shall not exercise such authority in a manner adversely and significantly affecting rights previously granted unless the action taken is required to comply with any applicable law or regulation.

     10.  MISCELLANEOUS.

          (a) No Right to a Grant. Neither the adoption of the Plan nor any action of the Board of Directors or of the Committee shall be deemed to give any employee any right to be selected as a participant or to be granted a stock appreciation right.

          (b) Rights as Stockholder. No person shall have any rights as a stockholder of the Corporation with respect to any shares covered by a stock appreciation right.

          (c) Employment. Nothing contained in this Plan shall be deemed to confer upon any employee any right of continued employment with the Corporation or any of its subsidiaries or to limit or diminish in any way the right of the Corporation or any such subsidiary to terminate his or her employment at any time with or without cause.
          (d) Taxes. The Corporation shall be entitled to deduct from any payment under the Plan the amount of any tax required by law to be withheld with respect to such payment or may require any participant to pay such amount to the Corporation prior to and as a condition of making such payment.

          (e) Nontransferability. No stock appreciation right shall be transferable except by will or the laws of descent and distribution. During the holder's lifetime, stock appreciation rights shall be exercisable only by such holder.